EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-232937) and on Forms S-8 (File No. 333-206669; File No. 333-206671; File No. 333-206672; File No. 333-206673; and File No. 333-232936) of Sonoco Products Company of our report dated April 8, 2022 relating to the financial statements of Ball Metalpack Holding, LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 8, 2022